As filed with the Securities and Exchange Commission on December 18, 2006

Registration No. 333-107519

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
Form S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

DICON FIBEROPTICS, INC.
(Exact Name of Registrant as Specified in its Charter)
California	94-3006185
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

1689 Regatta Blvd.
Richmond, CA 94804
(510) 620-5000
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

DiCon Fiberoptics, Inc.
Employee Stock Option Plan

(Full title of the Plan)

Ho-Shang Lee, Ph.D.
President and Chief Executive Officer
DiCon Fiberoptics, Inc.,
1689 Regatta Blvd.
Richmond, CA 94804
(510) 620-5000
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copy to:
Richard V. Smith, Esq.
Orrick, Herrington & Sutcliffe LLP
405 Howard Street
San Francisco, CA 94105

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-8 (File No. 333-107519) filed by DiCon Fiberoptics, Inc. (“DiCon”) with the Securities and Exchange Commission (the “Commission”) on July 31, 2003 (the “Registration Statement”) relating to 7,281,162 shares of DiCon’s common stock, no par value per share (the “Common Stock”). The Registration Statement registered the shares of Common Stock for issuance by DiCon pursuant to the DiCon Fiberoptics, Inc. Employee Stock Option Plan (the “Plan”).

In accordance with the undertaking of DiCon set forth in the Registration Statement, DiCon is filing this Post-Effective Amendment No. 1 to the Registration Statement to remove from registration all shares of DiCon Common Stock registered under the Registration Statement that remain unsold as of the date of this Post-Effective Amendment No. 1 that might be issued pursuant to the Plan.

[The remainder of this page is intentionally left blank.]

[Signature Page Follows]

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunder duly authorized, in the City of Richmond, State of California, on this 18th day of December, 2006.

By: / s / Ho-Shang Lee

Ho-Shang Lee President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated below on the 18th day of December, 2006.

Signature	Title

/s/ Ho-Shang Lee Ho-Shang Lee	President, Chief Executive Officer and Director (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

/s/Andrew F. Mathieson Andrew F. Mathieson	Director

/s/Dunson Cheng Dunson Cheng	Director

[Majority of the Board]